Exhibit 99.1

Lakeland Bancorp, Inc. Completes Merger with 1st Constitution Bancorp

Oak Ridge, N.J., January 6, 2022 – Lakeland Bancorp, Inc. (NASDAQ: LBAI) (“Lakeland”) announced that its acquisition of 1st Constitution Bancorp (NASDAQ: FCCY) (“1st Constitution”) was completed effective January 6, 2022.

Lakeland will issue approximately 14.1 million shares of common stock in the transaction. The common shareholders of 1st Constitution will receive 1.3577 shares of Lakeland common stock for each 1st Constitution share that they own.

Effective January 6, 2022, 1st Constitution’s wholly-owned subsidiary, 1st Constitution Bank, was merged into Lakeland Bank. As of September 30, 2021, 1st Constitution had approximately $1.91 billion in assets, $1.20 billion in loans and $1.64 billion in deposits. The acquisition represents a significant addition to Lakeland’s New Jersey franchise and the combined organization will have over $10 billion in assets and rank as the 5th largest bank headquartered in New Jersey. Full systems integration is expected to be completed in the first quarter of 2022.

“We are excited to welcome the customers, employees, and shareholders of 1st Constitution to the Lakeland team. We look forward to Robert F. Mangano joining our Boards of Directors,” said Thomas Shara, President and Chief Executive Officer of Lakeland.

Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor and Luse Gorman, PC provided legal counsel to Lakeland. Raymond James & Associates served as financial advisor and Day Pitney LLP provided legal counsel to 1st Constitution.

About Lakeland Bancorp, Inc.

Lakeland Bancorp, Inc. has an extensive branch network and commercial lending centers throughout New Jersey and in Highland Mills, New York, and offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey’s Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey’s 50 Fastest Growing Companies by NJBIZ. As of September 30, 2021, Lakeland had consolidated total assets, total loans, total deposits and total stockholders’ equity of $8.17 billion, $5.88 billion, $6.93 billion and $814.1 million, respectively.

Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements with respect to the proposed merger and the timing of consummation of the merger that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations, and financial condition of Lakeland; the outcome of any legal proceedings instituted against Lakeland or 1st Constitution; failure to realize anticipated efficiencies and synergies of the merger; material adverse changes in Lakeland’s operations or earnings; decline in the economy in Lakeland’s primary market area; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the dilution caused by Lakeland’s issuance of additional shares of its capital stock in connection with the merger; and other factors that may affect the future results of Lakeland. Additional factors that could cause results to differ materially from those described above can be found in Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent filings with the Securities and Exchange Commission (the “SEC”), each of which is on file with the SEC and available in the “Investor Relations” section of Lakeland’s website, www.lakelandbank.com, and in other documents Lakeland files with the SEC.

Except as required by law, Lakeland assumes no obligation to update any forward-looking statements at any time.

Contact:

Lakeland Bancorp, Inc.:

Thomas J. Shara

President and Chief Executive Officer

Thomas F. Splaine

Executive Vice President and Chief Financial Officer

973-697-2000